EXHIBIT 10.137

Minto (Delaware), LLC
c/o Minto Communities, LLC
4400 West Sample Road
Coconut Creek, FL  33073-3450

October 27, 2006

Minto Builders (Florida), Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase and Subscription Agreement, dated as of October 11, 2005 (the “Purchase Agreement”), by and among Minto Builders (Florida), Inc., a Florida corporation (the “Company”), Minto (Delaware), LLC, a Delaware limited liability company (“Minto Delaware”), Minto Holdings Inc., a Canadian corporation incorporated under the laws of Ontario (“Minto Holdings”), and Inland American Real Estate Trust, Inc., a Maryland corporation (the “Purchaser”).  Reference is further made to the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”).  The Purchase Agreement, together with the Articles and the Related Agreements (as defined in the Purchase Agreement), hereinafter shall be referred to as the “Transaction Documents.”  Finally, references are further made to that certain letter dated November 21, 2005, from Minto Delaware to the Company (the “First Side Letter”) and that certain letter dated March 22, 2006, from Minto Delaware to the Company (the “Second Side Letter” and, together with the First Side Letter, the “Side Letters”).

Section 3.2.8(a) of the Articles requires the Company to maintain the amount of outstanding Indebtedness (as defined in the Articles) plus the Series A Liquidation Amount (as defined in the Articles) as a percentage of total assets (as more particularly set forth in the Articles) equal to 55% or less.  The Side Letters set forth waivers from the requirements of Section 3.2.8(a) of the Articles until March 31, 2006 (with respect to the First Side Letter) and December 31, 2006 (with respect to the Second Side Letter).  Minto Delaware desires to provide a permanent waiver to Section 3.2.8(a) of the Articles under the terms set forth below.

Minto Delaware, pursuant to Section 3.2.14 of the Articles (as holder of the Requisite Percentage (as defined in the Articles) of the shares of Series A Cumulative Preferred Stock), hereby waives the Company’s obligation to comply with the covenants contained in Section 3.2.8(a) of the Articles at all times after December 31, 2006, as long as (i) the Purchaser, Inland Western and the Company are in compliance with all material terms of the Transaction Documents other than Section 3.2.8(a) of the Articles (as amended pursuant to the separate letter agreement from Minto Delaware and Minto Holdings addressed to the Company and the Purchaser of even date herewith, and any subsequent letter agreements or other agreements

Minto Builders (Florida), Inc.

October 27, 2006

pursuant to which Minto Delaware and Minto Holdings (and any successors thereto) grant the Purchaser and/or the Company an applicable waiver or amendment to the Purchase Agreement or any other Transaction Document) and (ii) the Company would be in compliance with Section 3.2.8(a) of the Articles if the Adjusted Total Assets (as such term is used in the Articles) are equal to the sum of: (A) the Adjusted Total Assets (as calculated under the Articles) plus (B) the Company’s cash and cash equivalents (including marketable securities).  For purposes of the prior sentence:  (1) “cash and cash equivalents” shall mean all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, and (2) “marketable securities” shall mean financial instruments and foreign currencies (such as notes, stock, preferred shares, bonds, debentures, options, futures, swaps, rights, warrants and other similar financial assets) which are actively traded on an established securities market, a secondary market or the substantial equivalent thereof.   Minto Delaware shall not transfer any shares of Series A Cumulative Preferred Stock unless it requires the transferee to be bound by the terms of this letter.

Please sign this letter below to indicate your agreement to its terms.

Very truly yours,

Minto (Delaware), LLC

By:

/s/ Roger Greenberg_________

Name:  Roger Greenberg

Title:  Chairman

By:

/s/ Eric McKinney___________

Name:  Eric McKinney

Title:  Vice President

Acknowledged and Agreed:

Minto Builders (Florida), Inc.

By:

/s/ Lori J. Foust___________

Name:  Lori J. Foust

Title:  Treasurer

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